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                                                                 EXHIBIT 10(b)

                                March 4, 1998



Newcor, Inc.
1825 S. Woodward Avenue
Suite 240
Bloomfield Hills, Ml 48302

Attention: President and Chief Executive Officer

Gentlemen:

        In accordance with Section 10.2 of the Stock Purchase Agreement dated December 9, 1997 (the "Agreement"), between Stephen Grand, individually and as Trustee of the Stephen Grand Revocable Trust dated July 5, 1979 and the Stephen
M. Grand Property Trust dated January 22, 1992, and Newcor, Inc., this letter will confirm certain understandings between the parties to the Agreement. Capitalized terms used but not otherwise defined in this letter will have the meanings given to them in the Agreement.

        In connection with effecting the Permitted Distribution contemplated by
Section 1.4 of the Agreement, Seller intends to cause Deco Grand to (a) form a corporate subsidiary (the "Entity") and (b) transfer certain of the assets constituting the Permitted Distribution to the Entity. Following the actions referred to in the preceding sentence, Deco Grand will then, as part of the Permitted Distribution, transfer its ownership interest in the Entity to Seller. Seller agrees that any Taxes, including but not limited to any Taxes on any income or gain associated with the transfers contemplated in the first and second sentences of this paragraph (or any transaction or event deemed to occur as a result of said transfers or any tax election made in connection with said transfers) will be allocated to and paid solely and exclusively by Seller and Seller shall indemnify and hold harmless the Deco Companies, Buyer and their respective Representatives therefrom and any Losses associated therewith.

        Notwithstanding anything to the contrary in the Agreement, the parties hereto expressly intend that Seller shall defend, indemnify and hold harmless Buyer, the Deco Companies and their respective Representatives pursuant to
Section 5.7(c) of the Agreement in respect of all Losses based upon, arising out of or otherwise in respect of any of the following: (i) formation of the Entity (including with respect to the filing of an election for the Entity to be a qualified subchapter S subsidiary under the Code); (ii) transfer of certain of the assets constituting the Permitted Distribution to the Entity; and (iii) transfer of the ownership interest of Deco Grand in the Entity to Seller, and the items set forth above in clauses (i), (ii) and (iii) shall be deemed for all purposes to be included in paragraph 1 of Exhibit 53(c), including for the purposes of survivability under Section 10.13(a)(ii) of the Agreement and to be an Excluded Item under Section 10.140)(i) of the Agreement.

        Buyer consents to Seller taking all actions necessary to (i) form the Entity, (ii) transfer certain of the assets constituting the Permitted Distribution to the Entity and (iii) transfer the ownership interest of Deco Grand in the Entity to Seller.



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         For purposes of clarification, the parties expressly intend and agree that the indemnification obligations of Seller under section 5.7(c) of the Agreement with respect to matters defined in paragraph I of Exhibit 5.7(c), as supplemented as provided above, are intended to cover all Losses based upon, arising out of or otherwise in respect of any of the items comprising the Permitted Distribution as identified in Exhibit 1.4 to the Agreement or the Additional Permitted Distribution (including but not limited to the ownership, use or operation thereof), which Losses arise at any time whether before or after the Closing Date, except only those liabilities expressly set forth as liabilities on the Final Statement.

         This Agreement shall be deemed to be part of. and incorporated by reference in the Agreement.

         Seller hereby represents and warrants to Buyer that the entirety of the Permitted Distribution and the Additional Permitted Distribution has been fully and effectively completed prior to the Closing and Seller shall indemnify, defend and hold harmless Buyer, the Deco Companies and their respective Representatives pursuant to Section 5.7(c) from all Losses (including but not limited to 4 Taxes) that may be incurred by any of them from any inaccuracy in or breach of such representation and warranty. The indemnification obligation in this Section shall be treated as subject to
Section 10.13(a)(ii) of the Agreement (as to severability) and to be an Excluded Item under Section 10.14(J)(i) of the Agreement.

         Except as set forth above, nothing contained in this letter is a meant to modify, amend or otherwise alter the Agreement, including Seller's obligations under Section 5.7 of the Agreement, and the Agreement shall remain in full force and effect in accordance with its terms.

         Please indicate your agreement with the foregoing by signing this letter in the space provided below.


                                              Stephen M. Grand
                                            ----------------------------------
                                            Stephen M. Grand, individually and
                                            as Trustee of the Stephen Grand
                                            Revocable Trust dated July 5, 1979
                                            and the Stephen M. Grand Property
                                            Trust dated January 22, 1992

Acknowledged and Agreed
to on March 4. 1998:

NEWCOR, INC.

By: /s/ W. John Weinhardt
   ------------------------

       Its: President
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cc:  Miller, Canfield, Paddock and
     150 West Jefferson', Suite 2500
     Detroit, Michigan 48226
     Attention: David D. Joswick, Esq,